Factoring Agreement

No.: HPBL201000001

Transferor（Party A）：Kunming Shenghuo Pharmaceutical (group) Co., Ltd.

Place of Residence: No.2 Jing You Road, Kunming Economic and Technological Development Zone

Post Code：650217

Legal Representative（person-in-charge）：Gui Hua Lan

Fax：+86-871-7282620

Tel：+86-871-7282628

Contact Person: Qiong Hua Gao

Fax：+86-871-7282620

Tel：+86-871-7282608

Transferee（Party B）: Heping Branch, China Construction Bank

Place of Residence：No. 300 South Ring Road

Post Code：650000

Person-in-charge: Tao Yang

Fax：+86-871-3541015

Tel：+86-871-3577038

Contact Person: Yan Qiu Zhang

Fax：+86-871-3541015

Tel：+86-871-3577038

Whereas:
Party A sells products or provides service in the term of credit sale, and applies for the factoring service provided by Party B. According to relevant laws and rules, after the fully amicable negotiation between the two parties, the two parties entered into this contract to comply with it jointly.

Chapter I   Definition of Terms

Article I  Unless otherwise stipulated by both parties, the definition of all those terms described under this Contract are as below:

1. Recourse Factoring indicates that Party B, as the factor, will provide Party A with comprehensive financing services based on the transfer of accounts receivable under business contract from Party A to Party B, and those services consist of cash advance from factoring and management of accounts receivable. The so-called recourse means that if the accounts receivable transferred to Party B could not be collected for any reason, Party B is entitle to claim a recourse against Party A, who shall pay back the cash advance to Party B under no conditions. Party A is also required to pay all those fees such as interest of cash advance, process of invoices and management of accounts receivable, etc.

2. Business Contract means a sales or service contract giving rise to accounts receivable which has been signed between Party A and its customer.

3. Customer means a party under the Business Contract who purchases goods or services from Party A and is liable for the payment of purchase.

4. Credit to Accounts Receivable is abbreviated as Accounts Receivable.  It means the legal and valid rights of credit and other rights and interests that Party A has against its Customer and/or Third Party arising from Party A’s sale of goods or provision of service in terms of credit sale, which include but not limited to the principal of accounts receivable, interest, penalty, liquidated damages, and all of those credits related to the principal credits of guaranty and insurance, and other interests related to the principal credits.

5. The Maximum Amount of Factoring Cash Advance indicates the maximum amount of factoring cash advance accepted and provided by Party B to Party A upon its application.

6.  Factoring Cash Advance indicates that under Party A’s application, Party B provides a certain percentage of cash advance to it before the expiration date of accounts receivable, as prescribed in this Contract, to the qualified accounts receivable which have been transferred to Party B.

7.  Percentage of Factoring Cash Advance indicates the ratio of amount of factoring cash advance agreed to provide to Party A regarding to the single qualified account receivable which has been transferred to Party B to the amount of this account receivable.

8.  Interest of Factoring Cash Advance indicates Party B collects fees on use of funds from Party A for the provided factoring cash advance.

9.  Qualified Accounts Receivable indicates those accounts receivable transferred from Party A to Party B and satisfy such conditions as below: 1) arising from normal and legal trade; 2) be valuated at and paid by RMB as a general rule, where both Party A and its Customers (or one of those customers) registered in Chinese free trade zone, the accounts receivable could be valuated at and paid by foreign currencies; 3) legally owned by Party A and could be transferred according to law, have not been pledged, trusted or transferred to any third party, without any defects in rights; 4) Party A has performed its responsibility for shipment of goods as prescribed in the Business Contract and will continue to perform its responsibilities hereunder; 5) other conditions as required by Party B. Party B could provide factoring cash advance for those qualified accounts receivable as prescribed in this Contract.

10. Unqualified Accounts Receivable indicates those accounts receivable fail to satisfy certain conditions, or /and those accounts receivable have been reassigned when situations prescribed in this Contract happened (no matter whether those reassigned accounts receivable be determined as qualified accounts receivable or not).

11. Business Invoice indicates a written notice delivered from Party A to Party B, describing the amount of accounts receivable and expiration date and requiring a payment at maturity.

12. Management of Accounts Receivable indicates the activities of Party B to provide related information and other materials concerning the accounts receivable on fixed days or from time to time, and to assist Party A in the management of accounts receivable under this Contract.

13. Indirect Payment indicates situations that the Customer fails to make payment to the account designated or accepted by Party B regarding to any accounts receivable which have been transferred to Party B.

14. Dispute under this Contract indicates situations that the Customer refuses to accept the goods/service or invoices for any reason, or raises a defense, anti-recourse or setoff against related accounts receivable for any reason; or the Customer fails to make a timely and full payment to the accounts receivable for any reason; or the appearance of third person claiming his right to the accounts receivable.

15. Shipment of Goods indicates the delivering of goods or services from Party A to the Customer as prescribed in the Business Contract or by commonly used means of delivering.

16. Repurchase of Accounts Receivable is also called as reassignment of accounts receivable, indicating that when situations as prescribed in this Contract happened, Party A is liable for the repurchase of those accounts receivable transferred to Party B at the price as described under no conditions.

17. Expiration date of Accounts Receivable indicates the date as determined by the Business Contract or invoices which are corresponding to those accounts receivable or the date of payment which has been changed as agreed by Party B.

18. Working Day indicates public business day excluding legal holidays and rest day.

19. Day indicates natural day.

Chapter II  The Effectiveness, Change and Cancellation of the Maximum Amount of the Factoring Cash Advance

Article II  The maximum amount of factoring advance ratified by party B to party A is RMB 28,800,000 at one time, with an effective period from the effective date of this contract to May 4, 2011.

Detail information such as the percentage of cash advance to different Customers will be subject to the enclosed List of Recourse Factoring Amount. This list constitutes a part of this Contract and shall be amended as agreed by both parties. Those amendments will be subject to additional contract reached by both parties.

Article III  The maximum amount of factoring cash advance verified by Party B is a revolving amount, under which, Party A could continue to do the recourse factoring business within valid period, and the date on which Party B provides Party A with factoring cash advance shall remain in force until the valid period expires.

Article IV  Party B is entitled to unilaterally change (include but not limited to increase or decrease the quota, extend or shorten the valid period of quota or cancel the quota, etc.) the verified maximum amount of factoring cash advance depending on the varied conditions of the Customer or Party A’s credit standing and records of customer’s payment. Party B shall inform Party A in written upon it made the decision of change. The decision of change the maximum amount of factoring cash advance will take force upon its delivering to Party A.

Article V  Party A could submit a written application to Party A if it intends to adjust the maximum amount of factoring cash advance. If Party B agrees to do so, it will inform Party A in written for the decision of change.

Chapter III   Choice of Service Type of Factoring Business and the Transfer of Accounts Receivable

Article VI  Under this Contract, both parties agree to choose the undisclosed recourse factoring, indicating that prior to the delivery of factoring cash advance from Party B to Party A, Party B will not send the Notice on the Transfer of Accounts Receivable to the Customer temporarily, however, it retains the right of sending the Notice at any time according to its own judgment.

Article VII  Within the valid period of this Contract, both parties agree that Party A shall transfer all of those accounts receivable arising from the sale of goods/provision of services to certain customer (as defined in Appendix I, including the amendments to Appendix I) in the term of credit sale to Party B at any time. At the termination of this Contract, even if Party B stops providing Party A with factoring cash advance, as long as Party B haven’t get back the factoring cash advance, interest for cash advance, fees on invoice processing and accounts receivable management, Party A still is liable for transferring the accounts receivable to Party B.

Article VIII  Unless otherwise stipulated by both parties, at the transferring of accounts receivable, Party A shall submit such documents as below to Party B and responsible to finish the transferring:

1. In terms of the undisclosed recourse factoring where all of Party’s accounts receivable from certain customer shall be transferred to Party B, Party A shall:
    1) Provide Party B with a Notice on the Transfer of Accounts Receivable (All) which is acceptable to Party B and signed and sealed by Party A;
    2) Send the Customer with a Notice on Change of Account Number, ordering customer to make the payment to designated account for factoring collection;
    3) Every time after making a shipment to the customer shall provide Party B with a Confirmation Letter on the Transfer of Accounts Receivable and enclose the list of confirmation;
    4) Every time after making a shipment to the customer, shall provide Party B with a Notice of Confirmation on Transferred Accounts Receivable which is acceptable by Party B and signed and sealed by Party A.

2. Party A shall provide Party B with such documents as below regardless of any type of recourse factoring:
    1) Business Contract;
    2) Invoices which are identical with the original (include but not limited to VAT invoice or other types of invoice regulated by the State or other proforma invoice acceptable by Party B);

    3) Certificate of transport, inspection certificate or other certificates proving the performance of Business Contract, such as the copy of bill of lading, etc;
4) Other documents required by Party B.

Article IX  In terms of the undisclosed recourse factoring, Party could choose not to send the Notice on the Transfer of Accounts Receivable (All) and Notice of Confirmation on Transferred Accounts Receivable, or the Notice on the Transfer of Accounts Receivable (Certain) which provided by Party A for Party B’s reservation to the customer temporarily, however, Party B retains its right of requiring Party A to inform its customer at any time or send the above notices directly to the customer depending on its own judgment.

Article X If Party A has the duty to have its full accounts receivable from certain customer transfer to Party B, when this Contract comes into force, all of those accounts receivable from the customer as listed in Appendix I shall be transferred to Party B; if both parties sign an additional contract to add new customers into the Appendix I, when this additional contract comes into force, Party A shall transfer the newly added accounts receivable from the customer to Party B. The transfer of accounts receivable shall be registered by Party B in the accounts receivable Pledge Registration Publicity System of People’s Bank of China and Party A shall promise to provide assistance for the registration (include but not limited to sign related registration contracts as per the requirement of Party B).

Article XI  After the accounts receivable have been transferred to Party B, it shall enjoy all the rights formerly enjoyed by Party A prior to the transfer, which include but not limited to rights to all principals of those accounts receivable and the full interest, penalty interest, compound interest, liquidated damages related to those accounts receivable and right to other fees payable, right of compulsory collection, right of action, right of detain, right of stopping transit, right of endorsing negotiable bills, right of transferring those accounts receivable and all the other rights owned by Party A in case the goods or services were rejected. Under no condition should the transfer of accounts receivable be explained as Party B has taken any duty between Party A and its customer under the Business Contract. Party A shall continue to performance all of its duties under the Business Contract.

Chapter IV  Management of Accounts Receivable

Article XII Where Party B accepts Party’s application and agrees to provide service of accounts receivable management, its shall provide Party B with China Construction Bank accounts receivable Management Statements (Appendix 2) at fixed date in order that related accounts could be reviewed between Party A and its customer. Details on the time and type of providing the statements will be subject to the provisions in Appendix 2, which constitutes a part of this Contract. Both parties agree to amend the Appendix 2 under negotiation.

Article XIII  Party A shall propose any of its disagreements on the statements provided by Party B within 5 wording days after receiving the statements. Party A agrees that even if it has no disagreement on the statements provided by Party B, Party B still is entitled to perform accounting treatment according to provisions under this Contract (include but not limited to Article XVII, XIX).

Article XIV  Where Party A proposes any disagreement on the statements provided by Party A within the period as stipulated in Article XIII, both parties shall cooperate with other and do the work of account checking.

Chapter V  Factoring Cash Advance

Article XV  Considering its own financial situation, Party A is allowed to submit an application for factoring cash advance within the limit of maximum amount for its premature and qualified accounts receivable which have been transferred to Party B and agreed by whom to provide factoring cash advance service.

Article XVI  Party A agrees that Party B is entitled to decide whether it will accept the application for factoring cash advance and provide it or not. If Party decides to accept the application, it will confirm the application according to the terms, percentage, interest rate and time of measuring and collecting the interest as prescribed in this Contract. After that, the factoring cash advance will be put into Party A’s account which is opened at Party B’s place, and the Factoring Cash Advance Acknowledgement will be issued to Party A. The currency, amount, executive interest rate, correspondent invoice and other information related to the factoring cash advance provided by Party B will be subject to the Factoring Cash Advance Acknowledgement, which constitutes a part of this Contract.

Chapter VI  Disbursement of Payments from Customer

Article XVII  In terms of Party B’s payments received from the customer, no matter whether the customer has designated the account receivable to be paid off or not, Party B is entitled to use the payment to deal with the account receivable it considers need to be paid off at first.

To avoid doubts, no matter the accounts receivable designated by the customer’s payment to be paid off are qualified accounts receivable or not (even if the customer ordered to pay off the unqualified AR when making the payment), and no matter whether Party B has provided Party A with the factoring cash advance to the AR which has been designated by the payment to be paid off or not, Party B is entitled (but has no responsibility) to this payment to setoff the factoring cash advance it has provided to Party A for any customer’s any account receivable and corresponding unpaid interest on factoring cash advance, fees on accounts receivable management (if any), fees on invoice processing (if any), overdue penalties (if any) and other fees Party B is entitled to collect. Any remaining money will be put into Party A’s account which is opened at Party B’s place. In addition, in terms of the account receivable disagreed by the customer, even if Party B has done accounting treatment as above mentioned, it is entitled to do it again and reassign this account receivable to Party A as it remains to be paid off, requiring Party A to repurchase this account receivable.

Party A agrees that, in terms of the factoring cash advance has provided by Party B for any customer’s any account receivable and the interest and overdue penalty arising from the factoring cash advance, Party B is entitled to require Party A to pay them back and promise not to propose any disagreement provided that the above mentioned payments hadn’t been paid in time and full amount.

Article XVIII  In terms of any accounts receivable have been transferred to Party B, Party A shall inform Party B immediately after it received any cash, check, bank draft, bank note or other payment instrument designated to pay off those accounts receivable. At the time when Party A receives an indirect payment, the fiduciary relationship is formed immediately between both parties, in which Party B becomes the consignor and beneficiary and Party A becomes the consignee without payment, Party A holds the above mentioned cash or payment instrument for Party B’s benefit. At the time when Party A receives the account receivable paid in cash or bill from the debtor, such cash or bill turns to be the property of Party B automatically, and Party A shall immediately deliver related funds to Party B or transfer corresponding bill endorsement to Party B.

When the trust property is influenced by situations of Party A’s file (or force to file) for bankruptcy, claim of rights by third person or enforcement of compulsory measures by judicial authorities before it is transferred to Party B, Party A shall inform Party B immediately and actively suggest that the trust property and related rights shall be owned by Party B; it shall also provide other assistance as per Party B’s requirement for which to realize its right to the trust property.

Any damage to the trust property caused by Party A’s failure in performing its duty as a consignee, Party A shall be liable for the full compensation to Party B; Where Party A fails to transfer the trust property to Party B in time, Party B is entitled to require Party A to repurchase the account receivable as prescribed in this Contract.

Those other trust matters not clearly described in this article will be handled according to regulations of Trust Law of People’s Republic of China.

Article XIX  In case that the same customer has made the indirect payment over three times (include three times), then Party B is entitled to declare that all of such customer’s accounts receivable are unqualified accounts receivable (no matter whether they were qualified accounts receivable or not), and it is also entitled to require Party A to repurchase immediately all of those accounts receivable which have been transferred to it.

Chapter VII  The Adjustment, Dispute over and Repurchase of Accounts Receivable

Article XX  If Party A intends to do any form of deduction to the accounts receivable which have been transferred to Party B for reasons of discount, price reduction of goods, error correction, it shall submit an Application on the Adjustment of Accounts Receivable to Party B for approval, and remain Party B to make correspondent deduction to the transferred accounts receivable.

Article XXI  When the Application of Adjusting Account Receivable is submitted, if the cash advance has been made to this account receivable, then Party A shall pay back corresponding factoring cash advance and related unpaid interest as prescribed below:

    1) If the cash advance was made according to the percentage of factoring cash advance, then the amount shall be paid back will be the product of deducted account receivable and percentage of factoring cash advance;
    2) if the cash advance was not made according to the percentage of factoring cash advance, then the amount shall be paid back will be the difference of amount of the factoring cash advance have been made by Party minus the product of remaining account receivable after deduction and the percentage of factoring cash advance.

The amount in Party A’s deposit account which is opened at Party B’s place shall be sufficient to pay back the factoring cash advance and related unpaid interest, and Party B is entitled to directly deduct them in this account.

Article XXII Party B shall send Party A a Notice of Dispute within a reasonable term after it received the written notice of dispute from the customer; if the customer directly proposes a dispute or submits a written notice of dispute to Party A or Party A acknowledges that the customer may propose a dispute, it shall notice Party B within one working day after it acknowledges a dispute or received a written notice of dispute.

Article XXIII  No matter for what reason the customer proposes a dispute, and no matter whether the resolution of dispute benefits Party A or not, Party B is entitled to require Party A to repurchase the accounts receivable involved in the dispute.

Prior to the resolution of dispute, Party B is entitled to postpone providing factoring cash advance to all of this customer’s accounts receivable involved in the dispute. If Party B accepts the dispute proposed by the customer as reasonable, then Party B is entitled to decide when to resume providing factoring cash advance to the customer’s rest qualified accounts receivable which have been transferred to it; if Party B considers the dispute proposed by the customer as unreasonable, then Party B is entitled to terminate providing factoring cash advance to the customer’s all accounts receivable which have been transferred to it. If one customer proposes unreasonable disputes over three times (include three times), then Party B is entitled to declare all of this customer’s accounts receivable as unqualified accounts receivable (no matter whether those accounts receivable have been confirmed as qualified accounts receivable or not), it is also entitled to require Party A to repurchase all of this customer’s accounts receivable which have been transferred to it.

Article XXIV If Party B receives the reasonable dispute against Party A from the customer (include one customer or several customers) over three times (include three times), it is entitled to terminate providing Party A with factoring cash advance and to require Party A to repurchase all of those accounts receivable which have been transferred to it.

Article XXV  Should any following situation occur, Party B is entitled to declare those accounts receivable involved as unqualified accounts receivable (no matter whether those accounts receivable have been confirmed as qualified accounts receivable or not), and it is also entitled to require Party A to reassign those accounts receivable, repurchasing them under no condition:
    1. If the customer proposes a dispute over the account receivable, then Party B is entitled to immediately require Party A to repurchase the account receivable.
    2. No mater what caused Party B can not collect all the payments on the expiration rate of transferred accounts receivable (include but not limited to the customer proposes a dispute, or the customer did not make the payment for any reason, etc.), Party B is entitled to require Party A to repurchase the accounts receivable and to promise waiving any defense as well as performing its duty of repurchasing.

    3. Where the situation of indirect payment as prescribed in Article XVIII under this Contract happens and Party A fails to perform its duty.

    4. Where the situation of repurchasing as prescribed in this Contract happens (includes but not limited to the situations as prescribed in Article XIX, XXIII and XXIV).
    5. Where Party A breaches any provision of this Contract and Party B requires a reassignment of the accounts receivable.

When the above mentioned situation of repurchasing happens, Party B is entitled to decide whether to extend the repurchasing period for Party A or not. Deadline of the extended repurchasing term is the fifteenth date after the date of accounts receivable expires. However, Party B will not offer Party A with an extended term on condition that the interest of factoring cash advance were paid at a discount.

Article XXVI  On condition that Party B requires Party A to repurchase the accounts receivable according to this Contract, Party A is liable to do so immediately at the price of the difference of factoring cash advance already provided by Party B and part of the accounts receivable already collected from the customer in addition to the sum of unpaid interest of factoring cash advance, unpaid fees on accounts receivable management, unpaid fees on invoice processing, overdue penalty and other fees for which Party B is entitled to collect (include but not limited to the actual expenses on recourse occurred to Party B). Party A agrees that, Party B is entitled to collect the above mentioned amounts in any of Party A’s account which is opened within the system of China Contraction Bank; In case that funds in Party A’s account are insufficient for deduction, Party B is entitled to take any measure for recourse, and Party promises not to defense for any reason and to bear all the expenses occurred herein for Party B. Prior to Party A fulfills the above mentioned payment or perform its duty of repurchasing, Party B remains to be the creditor for those accounts receivable, enjoying all the rights related to them. Party B will give back correspond accounts receivable to Party A once it has fully performed its duty.

Chapter VIII  Fees on Factoring Services and Ways of Collection

Article XXVII  Party B is entitled to collect fees related to factoring services according to the standard of collection as prescribed in this Contract or accepted by both parties. Details of collection are as following:

   1. Fees on Accounts Receivable Management: Party B will collect the fees on accounts receivable management from Party A at the rate of 5‰ of the face value of each account receivable. It will be collected every time Party B sends Party A with a Notice on the Transfer of Accounts Receivable or Confirmation Letter on the Transfer of Accounts Receivable.
   2. Interest of Factoring Cash Advance: Party B will collect the interest (include overdue penalty) of factoring cash advance already provided from the date when the factoring cash advance is issued till the date when the accounts receivable have been fully collected (exclude current date); on the occurrence of reassignment of accounts receivable as prescribed in this Contract, the interest shall be measured till the date when Party A makes a full payment for the repurchase. Both parties choose following method to pay the interest and determine the interest rate:

   1) At first, off the factoring cash advance, then collect interest on the 20th day of each month. The interest rate will be measured by day and will float 0% based on the benchmark interest rate to those loans of same term and at similar level as published by People’s Bank of China on the date when each factoring cash advance is issued.

        a) On condition that the factoring cash advance is issued in foreign currency, the interest rate will be subject to the one described in the Drawing of Factoring Cash Advance verified by Party B.

The LIBOR and HIBOR indicate the London interbank offered rate and Hongkong interbank offered rate, respectively.

   3. Fees on Invoice Processing: it charges RMB 200 for each invoice and will be collected each time Party B sends Party A with a Notice on the Transfer of Accounts Receivable or Confirmation Letter on the Transfer of Accounts Receivable.
   4. Overdue Penalty: when performing this Contract, where Party A fails to make full relevant payment to Party B as prescribed in this Contract, or fails to make full payment for the repurchase in prescribed time, then Party A shall pay the overdue penalty from the date of expiration. The overdue penalty will be measured by day and collected by month, and its rate will be determined by:
    1) The rate of RMB overdue penalty will float by 50% based on the interest rate of factoring cash advance.

Chapter IX  General Statements and Warranties

Both parties make following statements and warranties for each other:

Article XXVIII Both parties are duly organized and validly existing legal entities and possess the full rights and authorizations necessary to sign and perform those duties under this Contract.

Article XXIX  The signing and performance of this Contract between both parties neither have violated any rules of laws and regulations nor have breached any contracts.

Article XXX  This Contract constitutes the lawful, valid and legally bonding duties for both parties.

Chapter X  Special Statements and Warranties of Party A

Party A hereby makes the following special statements and warranties to Party B:

Article XXXI Party A will timely provide Party B with all relevant materials, documents and information as per the requirement of Party B, and promises that all of those materials, documents and information provided are valid, true, accurate and complete, no omission of any material fact; no existing of any fraud, intention or fault causing Party B to make false or incomplete judgment to Party A or the customer or underlying transaction.

Article XXXII Party A promises to do business activities under the Business Contract within the scope of normal operation. Each account receivable transferred to Party B represents a true, lawful and goodwill sale of goods (or services) and such a sale is not performed in methods of a sale on approval, sale on a commission basis and sale on consignment or other methods. Party A promises that those accounts receivable transferred to Party B are normal and premature.

Article XXXIII  In the disclosed recourse factoring, Party A promised has sent the Notice on the Change of Account Number to its customers, indicating and assuring that customers will make payment to the exclusive account for factoring collection.

Article XXXIV  Prior to the entering into of this Contract, there exists no such dispute related to the Business Contract or this Contract or other dispute between Party A and its Customer, and Party A has no unpaid debt or contingent liabilities to its Customer. Any future dispute between Party A and its Customer shall not affect the normal performance of this Contract.

Article XXXV  Party A has no association relationship with its Customer. Association relationship include but not limited to affiliated relationship, parent and subsidiary company, relationship of controlling and controlled, sharing and shared, or controlled or managed by the same company/person/management/group.

Article XXXVI  Party A promises to transfer all the rights to each account receivable to Party B, including any right relevant to this account receivable and rights of collecting interest, penalty or other fees from the customer. Party A agrees that Party B enjoys all the rights formerly enjoyed by Party A prior to the transfer, which include but not limited to rights of compulsory collection, right of action, right of detain, right of stopping transit, right of endorsing negotiable bills, right of transferring those accounts receivable and all the other rights owned by Party A in case the goods or services were rejected. Meanwhile, Party A promises that there exists no such duty incompletely performed by any customer involved in this Contract; or even if such duty exists, it is performing by Party A or will be performed as prescribed in the Business Contract (include but not limited to pay transportation expenses to its Customer and provide technical support, etc.) Party A promises that such account receivable constitutes a duty bonding to its Customer and shall be paid actually without intention of using it as offset, cross action, damage indemnity, counter account, retention or other use of deduction.

Article XXXVII Party A promises that, the accounts receivable transferred to Party B constitutes a valid transfer. Validity of the transfer of accounts receivable include the effect of transfer that could confront against the claim of right by third person, and will not be affected by Party A’s bankruptcy.

Article XXXVIII  There exists no right defect in the right of credit to accounts receivable transferred by Party A, include but not limited to: there exists no limitation (include but not limited to legal, contract prescribed limitation) in the right of credit to such accounts receivable transferred by Party A; Except for Party B, Party A has never transferred and will never transfer such accounts receivable to any third person; the accounts receivable is not set as mortgage, pledge or other types of guaranty, or the property belonging to any trust; the accounts receivable will not result in offset, cross action, damage indemnity, counter account, retention or other use of deduction; after those accounts receivable have been transferred to Party B, Party A has not right to dispose them in any way (include but not limited to transfer, set as mortgage, pledge or other types of guaranty, set as trust, etc.)

Article XXXIX There exists no right defect in the goods (or services) under the Business Contract, include but not limited to: has not and will not be set as mortgage, pledge or other types of guaranty; has not and will not be set as the property belonging to any trust; has not and will not be detained or sealed up by any party.

Chapter XI  Promises of Party A

Article XL  Where Party A shall transfer all of its certain customer’s accounts receivable to Party B as prescribed in Article VII under this Contract, it is required to do so after signing this Contract.

Article XLI  Party A may not suspend, terminate or change the Business Contract or transfer this Contract or the rights arising from this Contract without the consent of Party B. In terms of those accounts receivable have been transferred to Party B, Party A has not right to dispose them in any way without the consent of Party B, include but not limited to disposal, transfer and pledge, etc. Party A shall inform Party B regarding to its transaction with certain customer and provide detailed materials as per the requirement of Party B.

Article XLII On the occurrence of deterioration of the Customer’s financial situation or the happening of merge, separation, reorganization and seal up of property which could materially or maybe affect the collection of accounts receivable, shall inform Party B in written immediately as of the date of acknowledgement and assist Party B in remedies.

Article XLIII  Party A shall inform Party B immediately on condition that it has changed the place of residence, mailing address, license of business, legal representative or other matters. Party A shall inform Party B after it acknowledges that its customer has changed those matters as above mentioned.

Article XLIV  Whether or not within the valid period of this Contract, if Party B faces the recourse of customer or third person, or asked by which to bear any duty or liability resulting from the accounts receivable transferred to it as prescribed in this Contract, Party A agrees to bear all the liabilities and indemnify all the damages suffered by Party B.

Article XLV  Party A promises that anytime it receives any payment or bill directly from any of its customer or any other party for those accounts receivable that have been transferred to Party B, that is, on the occurrence of indirect payment, Party A shall inform Party B immediately and deliver or endorse it to Party B. Otherwise, Party B is entitled to ask Party A to repurchase the accounts receivable, refuse to continue to provide factoring cash advance to Party A, decrease even cancel the maximum amount of the factoring cash advance, it is also entitled to setoff any of its duty to make payment to Party A by the above mentioned amounts.

Article XLVI  If Party B performs its legal and/or contract prescribed right of recourse to the customer, the method of recourse includes but not limited to action, arbitration or application of compulsory enforcement, Party A must take any necessary measures to assist Party B, include but not limited to initiates an lawsuit, applies for an arbitration or a compulsory enforcement in its name, or assist Party B in the lawsuit or arbitration, or assist Party B in the application of compulsory enforcement, and bear relevant expenses actually incurred to Party B.

Chapter XII  Event of Default and Its Treatment

Article XLVII  Should any of following situations occur, Party A shall be deemed as violation of this Contract:
    1. Party A violates Chapter III under this Contract, regarding to relevant provisions on the transfer of accounts receivable;
    2. Party A violates its duty of making statements and warranties as prescribed in Chapter IX and X under this Contract, or violates its duty of making promises as prescribed in Chapter XI;
    3. Party A refuses to perform relevant duty as prescribed in Chapter VII and VIII under this Contract;
    4. Without the consent of Party B, Party A takes the following activities which deemed by Party A could resulting in the decrease of financial status, include but not limited to: any types of separation, merge and contract operation in the course of restructuring of enterprise; dispose the assets in methods of rent, sell, contracting, transfer or mortgage; decrease the registered capital, restructuring or reorganization, change shareholders or the affiliated relationship; provide guaranty for the benefit of third person or bear any liability for the debt of third person;
    5. Any of following situations happened to Party A: fraud, dismiss, bankruptcy, reorganization, in trust, external material violation of contract, failure in performing mature debt or material infringing act; all or part of property are damaged, or facing seal up, detaining, freeze, confiscate, auction, sell off, acquisition, or have been occupied legally or illegally by other person; be accused, claimed for indemnity, sanction or the debt has been declared accelerating the maturity;
    6. Any of following conditions happened to Party A: deterioration of financial status; transfer the assets and remove the funds to escape the liabilities; loss of business reputation; possibility of losing the ability of performing the liabilities;

    7. The customer takes the following activities which deemed by Party A could resulting in the decrease of financial status, include but not limited to: any types of separation, merge and contract operation in the course of restructuring of enterprise; dispose the assets in methods of rent, sell, contracting, transfer or mortgage; decrease the registered capital, restructuring or reorganization, change shareholders or the affiliated relationship; provide guaranty for the benefit of third person or bear any liability for the debt of third person;
    8. Any of following situations happened to the customer: fraud, dismiss, bankruptcy, reorganization, in trust, external material violation of contract, failure in performing mature debt or material infringing act; all or part of property are damaged, or facing seal up, detaining, freeze, confiscate, auction, sell off, acquisition, or have been occupied legally or illegally by other person; be accused, claimed for indemnity, sanction or the debt has been declared accelerating the maturity;
    9. Any of following conditions happened to the customer: deterioration of financial status; significant change of main business or sources of income; transfer the assets and remove the funds to escape the liabilities; loss of business reputation; other conditions that could affect Party B’s ability of timely collection of full accounts receivable;
    10. Party A violates the laws and regulations or other duties as prescribed in this Contract.

Article XLVIII  Under conditions that Party A breaches the contract, Party B is entitled to take following one or one more measures:
    1. Decrease or cancel the maximum amount of factoring cash advance, or refuse to provide Party A with factoring cash advance, or immediately declare those qualified accounts receivable as unqualified ones.
    2. Ask Party A to repurchase all or part of those accounts receivable that have been transferred to Party B according to Article XXV and XXVI under this Contract, also ask Party A to bear the damages suffered by Party B. Prior to Party A makes a full payment to Party B, Party B remains to enjoy all the rights to those accounts receivable as the creditor.
    3. Cancel the Contract unilaterally, suspend or terminate the Contract ahead of schedule, and Party A shall pay back all or part of factoring cash advance provided by Party B under this Contract as per Party B’s requirement; it shall also pay Party B on expenses such as interest of factoring cash advance, fees on accounts receivable management, fees on invoice processing and overdue penalty;
    4. Dispose the guaranteed property, and get the prior compensation from the proceeds obtained from the disposal or take recourse against the guarantor.
    5.  Ask Party A to indemnify all the damages suffered by Party B due to Party A’s breach of contract.
    6. Other indemnities permitted by law.

Chapter XIII  Communication

Article XLIX  Unless otherwise stipulated by this Contract, any party shall make written notice and/or document and send them to related parties’ addresses as listed in the preamble of this Contract. Any party has changed its mailing address shall inform another party in written as prescribed in this article.
Those communications of notices and documents between both parties shall be deemed as delivered by hand delivery; or they shall be deemed as delivered three days after express or registered mail delivery; or they shall be deemed as delivered by fax after receiving the confirmation signal.

Chapter XIV  Effectiveness of Contract

Article L This Contract comes into force after the signing or sealing of legal representatives, person-in-charge or authorized agent of both parties.

Chapter XV  Settlement of Dispute

Article LI For any dispute arising from the execution of this Contract, both parties shall settle the dispute through friendly negotiation. Should the dispute could not be settled by negotiation, the following method shall be taken:
    1. File a suit with the people’s court where Party B’s place of residence located and settle the dispute by litigation.

Article LII This Contract shall be applicable to the laws of People’s Republic of China.

Chapter XVI  Other Matters

Article LIII  Party A will pay off Party B’s right of credit in following steps without consideration of whether it is Party A to make active payment, or it is Party B to collect the payment from the customer as prescribed in this Contract or deduct the payment from Party A’s account or practice the right of offset:
    1. Expenses incurred to Party B for its realization of right of credit;
    2. Fees on invoice processing (if any) , fees on accounts receivable management (if any) and other unpaid fees which should be paid by Party A to Party B;
    3. Interest of factoring cash advance (include overdue penalty);
    4. Factoring cash advance.

Article LIV  Unless otherwise stipulated by this Contract, neither single party is permitted to change the provisions of this Contract without the consent of another party. One party shall inform another party in written for its intention of amending any provision of this Contract and may make the amendment by getting a written consent from another party.

Article LV Unless otherwise stipulated by both parties, all of those expenses related to this Contract and provisions under this Contract such as legal service, insurance, evaluation, registration, custody, identification and public notarization will be borne by Party A. All of those expenses incurred to Party B for its realization of right of credit (include but not limited to fees on litigation, arbitration, property security, business travel, execution, evaluation, auction, public notarization, delivery, announcement, legal service, etc.) will be borne by Party A.

Article LVI  Party A agrees that, Party B is entitled to query about Party A’s credit status in the credit database which is established at the approval of People’s Bank of China and credit information authorities or query to related units and departments; Party A also permits Party B to provide the information relating to itself to the credit database. Party A also agrees, Party B may reasonably use and disclose the information relating to Party A for business needs. The above mention reasonable utility and disclosure include but not limited to: Party B is entitled to provide the information it get from Party A to its headquarter, any branch under its headquarter, association or subsidiary affiliated to its headquarter, including any employee, senior officer, director and agent; and/or provide the information to third party in charge of broker, trust, accounting, administration, computer or of other service or facility; and deliver the information to any person who is accessible to the above mentioned methods of data transmission.

Article LVII  Should any situation of breach of this Contract happen to Party A, Party B is entitled to report this matter to relevant departments or units and also entitled to practice public collection through news media.

Article LVIII  Unless there is reliable and definite evidence to the contrary, any internal financial record relevant to Party B describing the amount of factoring cash advance, interest of factoring cash advance, expenditure, payment from the customer, distribution between the payment from customer and the accounts receivable, and those documents and vouchers generated from the transaction processing made or kept by Party B constitutes definite evidence to effectively certify the relationship of right and duty between both parties. Party A promises not to raise any disagreement due to the above mentioned records, documents and vouchers are made or kept by Party B.

Article LIX  Those rights enjoyed by Party B under this Contract will not affect and expel it from enjoying any right by laws and rules, and other contracts and agreements. Any tolerant or concession to activities of breach of Contract or delay of performance or any delay of exercising any right under this Contract may not be deemed as waiving the rights or interests under this Contract or permission to any activity of breach of Contract; neither would it limit or prevent the continuing exercise of this right or any other right, nor would it result in Party B’s bearing of duties and responsibilities to Party A.

Article LX  Party A shall inform Party B in written for the change of mailing address or way of contact, otherwise any damage due to failure in informing on time shall be borne by Party A.

Article LXI  In terms of all of those accounts receivable belonging to Party A under this Contract, Party B is entitled to deduct the correspondent payments in RMB or other currencies from Party A’s account which is opened within the system of China Contraction Bank, without informing Party in advance. Those premature payments shall be deemed as mature ahead of schedule. Where the account currency is different from the quote currency used by Party B, it will be translated according to fixed exchange rate on the day when the money is deducted. Party A is liable for assisting Party B in handling necessary procedures for foreign exchange and purchase business, and the exchange rate risk will be borne by Party A.

Article LXII  Any document involved in this Contract or document signed or submitted according to this Contract ,such as list, appendix, bill and notice, constitutes a part of this Contract and has the same legal force.

Article LXIII  This Contract is made out in four copies, two copies for each party and each copy has the same legal force.

Article LXIV  Party A states that it has read through provisions of this Contract. Party B has made relevant explanation to this Contract as per the requirement of Party A. Party A has had a full understanding of the meaning of provisions under this Contract as well as relevant legal effects.

Party A: Kunming Shenghuo Pharmaceutical (group) Co, Ltd.

Legal Representative or Authorized Representative (signature)：Qiong Hua Gao

Seal:

Date: May 14, 2010

Party B：Heping Branch, China Construction Bank

Person-in-charge or authorized representative (signature): Tao Yang

Seal:

Date: May 14, 2010